Exhibit 10.2

EXECUTION

LENDER JOINDER AGREEMENT

This LENDER JOINDER AGREEMENT (this “Agreement”), dated as of June 28, 2013, is entered into by and between PNC Bank, National Association (the “New Lender”) and BlueLinx Corporation (the “Administrative Borrower”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement (as defined below).

RECITALS

WHEREAS, the Administrative Borrower, BlueLinx Services Inc. (“BSI”), BlueLinx Florida LP (“BFLP”, and together with Administrative Borrower and BSI, collectively, “Borrowers”), the Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative and Collateral Agent, entered into that certain Amended and Restated Loan and Security Agreement, dated August 4, 2006 (as amended and modified from time to time, the “Loan Agreement”);

WHEREAS, pursuant to Section 2.6 of the Loan Agreement, the Borrowers have requested that the Revolving Loan Threshold Limit be increased by $25,000,000 to an aggregate amount of $447,500,000; and

WHEREAS, the New Lender has agreed to provide a Commitment in the amount of $25,000,000 on the terms and conditions set forth herein and to become a Lender under the Loan Agreement in connection therewith.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.           The New Lender hereby agrees to provide a Commitment in the amount of $25,000,000.

2.            The Borrower will prepay and reborrow (pursuant to the terms of the Loan Agreement) the outstanding Revolving Loans as of the date hereof, if any, in an amount necessary such that after giving effect to the increase in the Revolving Threshold Limit, each Lender (existing Lenders and the New Lender) will hold its Pro Rata Share of outstanding Revolving Loans.

3.           The New Lender shall be deemed to have purchased, without recourse, a risk participation from the issuer in respect of any Letter of Credit Accommodations (“Issuing Bank”) in each Letter of Credit Accommodation issued by such Issuing Bank or otherwise existing under the Loan Agreement, and each reimbursement obligation in respect of such Letter of Credit Accommodation, in the amount equal to its Pro Rata Share of such Letter of Credit Accommodations and reimbursement obligations, and agrees to pay to Administrative and Collateral Agent, for the account of such Issuing Bank, New Lender’s Pro Rata Share of any amount at any time payable by such Issuing Bank under the applicable Letter of Credit Accommodation in accordance with the terms of the Loan Agreement.

4.           New Lender (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement and the other Financing Agreements, (b) confirms that it has received copies of the Loan Agreement and the other Financing Agreements, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon Administrative and Collateral Agent, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Agreements; (d) confirms that it is an Eligible Transferee; (e) appoints and authorizes the Administrative and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Financing Agreements as are delegated to Administrative and Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Financing Agreements are required to be performed by it as a Lender.

5.           As of the date hereof, the New Lender shall (a) be a party to the Loan Agreement and the other Financing Agreements, (b) be a “Lender” for all purposes of the Loan Agreement and the other Financing Agreements, and (c) to the extent of the interest acquired by the New Lender pursuant to this Agreement, have the rights and obligations of a Lender under the Loan Agreement and the other Financing Agreements.

6.           This Lender Joinder Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  This Lender Joinder Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

7.            THIS LENDER JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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2

IN WITNESS WHEREOF, the parties hereto have caused this Lender Joinder Agreement to be executed by their respective officers, as of the first date written above.

PNC BANK, NATIONAL ASSOCIATION, as New Lender

By:	/s/ Oz K. Lindley
Name:	Oz K. Lindley
Title:	Senior Vice President

BLUELINX CORPORATION,
a Georgia corporation, as Administrative Borrower

By:	/s/ H. Douglas Goforth
Name:	H. Douglas Goforth
Title:	Treasurer and CFO

ACCEPTED THIS 28 DAY OF
JUNE, 2013

WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association, as Administrative and Collateral Agent

By :	/s/	Thomas A. Martin
Name:		Thomas A. Martin
Title:		Vice President

[Signature Page to Lender Joinder Agreement – PNC Bank]